CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm in the Statement of Additional Information under the captions "Independent Auditors" and "Financial Statements and Independent Auditors" and to the incorporation therein of our report, dated January 20, 2004, on the statement of assets and liabilities of Pioneer Tax Advantaged Balanced Trust as of January 16, 2004 and the statement of operations for the one day period then ended in Pre-effective Amendment No. 3 to the Registration Statement (Form N-2, 1933 Act File No. 333-109797) of Pioneer Tax Advantaged Balanced Trust for the initial registration of its Common Shares.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
January 20, 2004